Exhibit 10.5

AMENDED AND RESTATED MIRROR NOTE

(BKFS – TRANCHES T AND R)

US $820,000,000	Dated: March 30, 2015

WHEREAS, Fidelity National Financial, Inc., a Delaware corporation (the “Lender”), and Black Knight Holdings, Inc. (formerly Black Knight Financial Services, Inc.), a Delaware corporation (the “Initial Borrower”) entered into that certain Mirror Note, dated as of January 2, 2014 (the “Existing Note”), in an original principal amount of $1,400,000,000;

WHEREAS, Black Knight Financial Services, LLC (formerly Black Knight Financial Services I, LLC), a Delaware limited liability company (the “Borrower”) entered in that certain Assumption Agreement dated as of January 3, 2014, pursuant to which the Borrower assumed (A) $176,000,000 of Tranche R Loans (as such term is defined in the Existing Note) and (B) $644,000,000 of Tranche T Loans (as such term is defined in the Existing Note) made to the Initial Borrower under the Existing Note (such amounts, the “Assumed Amounts”) from the Initial Borrower and the Initial Borrower was released of its obligations under the Existing Note with respect to such amounts;

WHEREAS, the Lender and the Borrower have agreed to amend and restate the Existing Note with respect to the Assumed Amounts as provided in this Amended and Restated Mirror Note (this “Note”).

FOR VALUE RECEIVED, the Borrower, hereby unconditionally promises to pay to the order of the Lender, the principal sum of eight hundred twenty million United States dollars (US $820,000,000) (the “Principal Sum”) consisting of a Tranche T Loan borrowing in an original aggregate principal amount of $644,000,000 and a Tranche R Loan borrowing in an original aggregate principal amount of $176,000,000, on the terms set forth below.

1. Definitions:

“Borrower” has the meaning assigned to such term in the preamble to this Note.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, any state thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Dollar” and “$” mean lawful money of the United States.

“Event of Default” has the meaning specified in Section 5.

“Funding Date” means January 2, 2014.

“Lender” has the meaning assigned to such term in the preamble to this Note.

“Loan” means the Tranche R Loan and Tranche T Loan.

“Maturity Date” means the Tranche R Maturity Date or the Tranche T Maturity Date, as applicable.

“Obligations” means all advances to, and debts, liabilities and monetary obligations of, the Borrower to the Lender arising under this Note, whether direct or indirect (including those acquired by

[Note]

assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Principal Sum” has the meaning assigned to such term in the preamble to this Note.

“Revolver Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of June 25, 2013 (as the same may be amended, restated, amended and restated, extended and/or otherwise modified from time to time), among the Lender, the lenders from time to time party thereto and Bank of America, N.A. as administrative agent.

“Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of July 11, 2013 (as the same may be amended, restated, amended and restated, extended and/or otherwise modified from time to time), among the Lender, the lenders from time to time party thereto and Bank of America, N.A. as administrative agent.

“Tranche R Loan” the loan to the Borrower by the Lender pursuant to the terms of this Note in an original aggregate principal amount of $176,000,000.

“Tranche T Loan” the loan to the Borrower by the Lender pursuant to the terms of this Note in an original aggregate principal amount of $644,000,000.

“Tranche R Maturity Date” means July 15, 2018.

“Tranche T Maturity Date” means January 2, 2019.

2. Repayment.

(a) (i) The Borrower shall repay the Lender the aggregate principal amount of the Tranche T Loan outstanding in equal quarterly installments on the last day of each fiscal quarter as follows, with the first such payment to be made on the last day of the fifth full fiscal quarter after the Funding Date: (1) 0.0% in the first year after the Funding date, (2) 10.0% in the second year after the Funding Date, (3) 15.0% in the third year after the Funding Date, (4) 20.0% in the fourth year after the Funding Date and (5) 20.0% in the fifth year after the Funding Date, in each case of the original aggregate principal amount of the Tranche T Loan made on the Funding Date; provided, however, that the final principal repayment installment of the Tranche T Loan shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate outstanding principal amount of the Tranche T Loan on such date.

(b) The Borrower shall repay to the Lender the aggregate outstanding principal amount of the Tranche R Loan on the Tranche R Maturity Date.

(c) The Borrower shall have the right to prepay, at any time and from time to time, all or any portion of the outstanding principal amount hereunder, without premium or penalty other than customary breakage costs. Prepayments of the Tranche T Loan in accordance with this Section 2(c) shall be applied to the remaining scheduled installments of principal due in respect of the Tranche T Loans pursuant to Section 2(a)(i) in a manner determined at the discretion of the Borrower.

3. Place of Payment. All amounts payable hereunder shall be payable to the Lender by wire transfer of immediately available funds into an account or accounts designated by the Lender in writing from time to time. All payments shall be made in lawful money of United States and shall include all fees and costs, including any currency exchange costs, applicable to such payments.

4. Interest.

(a) Subject to the provisions of subsection (b) below, (i) the Tranche T Loan shall bear interest at the rate or rates of interest charged on borrowings under the Term Loan Credit Agreement plus 100 basis points and (ii) the Tranche R Loan shall bear interest at the rate or rates of interest charged on borrowings under the Revolver Credit Agreement plus 100 basis points.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to (a) in the case of the Tranche T Loan, at the “Default Rate” as defined in the Term Loan Credit Agreement and (b) in the case of the Tranche R Loan, at the “Default Rate” as defined in the Revolver Credit Agreement, in each case, to the fullest extent permitted by applicable laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under this Note is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Lender, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to (a) in the case of the Tranche T Loan, at the “Default Rate” as defined in the Term Loan Credit Agreement and (b) in the case of the Tranche R Loan, at the “Default Rate” as defined in the Revolver Credit Agreement, in each case, to the fullest extent permitted by applicable laws.

(iii) Upon the request of the Lender, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to (a) in the case of the Tranche T Loan, at the “Default Rate” as defined in the Term Loan Credit Agreement and (b) in the case of the Tranche R Loan, at the “Default Rate” as defined in the Revolver Credit Agreement, in each case, to the fullest extent permitted by applicable laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on (i) in the case of the Tranche T Loan, on each “Interest Payment Date” as defined in the Term Loan Credit Agreement and (ii) in the case of the Tranche R Loan, on each “Interest Payment Date” as defined in the Revolver Credit Agreement, and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. For the avoidance of doubt, any interest that accrued on the Loans under the Existing Note prior to the date hereof that has not been paid to the Lender shall be due and payable on the interest payment date with respect to such Loan immediately succeeding the date hereof.

5. Creditor Rights. In the event that (i) the Borrower shall fail to make any scheduled payment of principal or interest hereunder prior to maturity, (ii) the Borrower shall be dissolved or adjudicated insolvent, or (iii) the Borrower shall cease engaging in business operations, (iv) any legal proceeding by any judgment creditor is commenced against the Borrower to attach or levy upon any material property of Borrower, which has not dismissed within forty-five (45) days, (v) the Borrower shall become the subject of any bankruptcy (including, without limitation, any reorganization under Chapter 11 of Title 11 of the

United States Code and /or its foreign equivalent), insolvency, receivership, liquidation (including, without limitation, any liquidation under Chapter 7 of Title 11 of the United States Code and/or its foreign equivalent), or dissolution under applicable law or statute, or (vi) the Borrower shall make a general assignment for the benefit of its creditors (each event described in clauses (i) through (vi), an “Event of Default”), then, in each case of clauses (i) through (vi) above, the Lender, at its option, shall have the right to declare the entire Principal Sum outstanding hereunder to be immediately due and payable without notice or demand. In such event, the Borrower shall be required to make immediate payment of the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon.

6. Miscellaneous.

(a) Submission to Jurisdiction; Waivers; Amendments. THE LENDER AND THE BORROWER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE, AND THEY HEREBY IRREVOCABLY AGREE THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE OR FEDERAL COURT. THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS NOTE OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE LENDER OF ANY KIND OR NATURE. No delay or failure on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Time is of the essence in respect of the performance of all payment obligations under this Note. The Borrower hereby waives presentment and demand for payment, notice of dishonour, protest and notice of protest of this Note. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and signed by the Borrower and the Lender.

(b) Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE AND NO CONFLICTS OF LAW PRINCIPLES WILL APPLY TO THIS NOTE.

(c) Severability. In the event that any provision of this Note would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any jurisdiction.

(d) Counterparts; Binding Effect; Successors and Assigns. This Note may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Note shall be assignable by the Borrower without the prior written consent of the Lender. Subject to the foregoing, this Note and every part hereof shall be binding upon the undersigned and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the Lender and any of its successors and assigns.

7. Amendment and Restatement. With respect to the Assumed Amounts, the terms and conditions of the Existing Note are amended as set forth in, and restated in their entirety and superseded by, this Note. Nothing in this Note shall be deemed to be a novation of any of the obligations under the Existing Note. Notwithstanding any provisions of this Note, the execution and delivery of this Note and the incurrence of the obligations hereunder shall be in substitute for, but not in payment of, the obligations owed by the Borrower with respect to the Assumed Amounts under the Existing Note.

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IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above,

THE BORROWER:

BLACK KNIGHT FINANCIAL SERVICES, LLC

By:	/s/ David Ducommun
Name:	David Ducommun
Title:	Senior Vice President

THE LENDER:

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Brent B. Bickett
Name:	Brent B. Bickett
Title:	President

[Amended and Restated Mirror Note (FNF & BFKS)]